Exhibit 5.2

Stikeman Elliott LLP    Barristers & Solicitors

4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada T2P 5C5

Tel: (403) 266-9000    Fax: (403) 266-9034    www.stikeman.com

Phone:	(403) 266-9000
Fax:	(403) 266-9034

December 14, 2009

VIA EDGAR

United States Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sirs:

Re:	Compton Petroleum Corporation (“Compton”) –
Registration Statement on Form F-10

We hereby consent to the references to us and the use of our name in the Registration Statement of Compton on Form F-10 filed the date hereof (the “Registration Statement”) and the base shelf prospectus dated December 2, 2009 of Compton included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP

CALGARY

VANCOUVER

TORONTO

MONTREAL

OTTAWA

NEW YORK

LONDON

SYDNEY